EXHIBIT 32
CERTIFICATION PURSUANT TO RULE 15d — 14(b) AND
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE
UNITED STATES CODE AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Kahiki Foods, Inc. (the “Company”) on Form 10-QSB for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Alan L. Hoover
Alan L. Hoover
President and Chief Executive Officer
November 9, 2006

/s/ Frederick A. Niebauer
Frederick A. Niebauer
Treasurer and Chief Financial Officer
November 9, 2006

This certification is being furnished as required by Rule 15d-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

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